UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51403 (Commission File Number)	26-2590455 (IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA (Address of Principal Executive Offices)	70094 (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends Items 1.01, 2.03 and 9.01 of the Current Report on Form 8-K filed by Blackwater Midstream Corp. (the “Company”) on October 21, 2009, reporting the Company’s entry into subscription agreements (collectively, the “Subscription Agreement”) with certain investors (the “Investors”) for the private offering of Convertible Debt (the “September 2009 Offering”) of the Company.  This amendment provides current information pertaining to the final amount of Subscription Agreements entered into, proceeds collected and related expenses for services.

Item 1.01  Entry into a Material Definitive Agreement.

The information relating to the Subscription Agreement (as defined below) included in Item 2.03 of this Form 8-K/A is hereby incorporated by reference into this Item 1.01.

Item 2.03  Creation of Direct Financial Obligation or Off-Balance Sheet Arrangement.

As of November 12, 2009, Blackwater Midstream Corp. (the “Company” or BWMS) entered into certain subscription agreements (collectively, the “Subscription Agreement”) with certain investors (the “Investors”) for the private offering of Convertible Debt (the “September 2009 Offering”) of the Company, in the aggregate amount of $3,001,033.05.

The relevant provisions contained in the Subscription Agreement for the September 2009 Convertible Debt Private Offering are as follows:

Closing Date is October 15, 2009 (As a result of the oversubscription to the September 2009 Offering, the Company elected to increase the amount of the Offering from $2,250,000 to $3,001,033, and accept all subscriptions received by the Company,

Maturity Date is October 15, 2011,

Interest will pay at 10% per annum; to be paid quarterly, beginning January 15, 2010,

Principal is to be repaid upon Maturity Date,

The Convertible Debt may be converted into shares of the Company’s common stock at a price of $0.50 per share,

The Convertible Debt may be converted any time prior to the Maturity Date, upon the option of the Investor,

The Company intends to use the proceeds of the September 2009 Offering to build 150,000 barrels of new tanks on existing foundations, and to reconstruct the ship dock at the Company’s facility.  The balance of the net proceeds will be used for general and administrative costs of the business and working capital.  See “Use of Proceeds” below for further detail.   Shares of the Company’s common stock obtained through the conversion option are “restricted securities” and may only be transferred pursuant to registration, qualification, or exemption under applicable United States and states securities laws.

The Subscription Agreement sets forth certain rights and obligations of the parties, as well as customary representations and warranties by the Company and the Investors.   The securities represented by the September 2009 Offering  are exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

The Company engaged Falcon Capital to secure and assist with the September 2009 offering.  For its services, Falcon Capital received a fee of $265,103.31, as well as 914,149 restricted shares of the Company’s common stock.

Item 7.01 Regulation FD Disclosure

The following information appears as stated in the previous form 8-K filed on October 21, 2009.  This information is the same information provided to investors during the September 2009 Offering.

The Management of the Company prepared a presentation for prospective investors, which was first distributed in September 2009.  The presentation relates to the proposed expansion and construction plans at the Company’s Westwego, LA storage terminal.

A summary of the material terms of the presentation are as follows:

Introduction

Blackwater New Orleans, LLC (“BWNO”), a wholly owned subsidiary of the Company, is planning a facility expansion that will include the construction of three 50,000 barrel storage tanks and the reconstruction of the ship dock.  The new tanks will increase the capacity at the terminal from 752,000 barrels to 902,000 barrels.

The facility is located at mile marker 101.4 on the Mississippi River.  The current modes of access at the facility include a marine barge dock, a rail system with capacity to handle up to 35 railcars, and multiple truck loading/unloading stations.  The expansion is scheduled to complete in two phases, with the first two tanks on line by December 2009, and the third tank and the ship dock completed by April 2010.  The total project cost is estimated at $4.5 million.  The Company is in negotiations with its senior lender for additional senior debt financing.  The proposed terms from the lender are based on 50% of additional senior debt along with allocating 50% of capital raised by Falcon Capital through the September 2009 Offering.

The Company has entered into a multi-year lease for the storage rental of the three new barrels storage tanks to be built in conjunction with the ship dock.

BWMS acquired their Westwego terminal from NuStar Energy LLP in late December 2008.  From the time of the acquisition through August 2009, BWMS has increased the gross revenue run rate from $2.4 annually to $4.1 million at present.  Tank utilization has grown from 44% to 73% during this period.  The remaining tanks available for lease range in size from 4,700 barrels through 8,800 barrels.  All of the larger assets, 25,000 barrels and above are under lease to customers.  This presents BWMS an opportunity to expand the facility through the construction of additional larger tank assets.  The new capacity at the facility will command a higher revenue stream when offered with the expanded capability of ship dock access for marine tankers.

The current 2009 EBITDA forecast based on results through August is projected at $1.3 million. With the additional tank capacity on line in December 2009, the 2009 EBITDA forecast will be adjusted to $1.4 million.  Upon completion of the third new tank in April, the 2010 gross revenue projection is $6.2 million and a projected EBITDA of $3.7 million.

Midstream terminal assets offer an attractive, low risk opportunity to invest in the petroleum, chemical and agricultural products sectors without taking commodity price risk. Increased demand for storing agricultural and chemical liquids coupled with a lack of investment for several decades provides an attractive macroeconomic environment for storage in the Southern Louisiana/ Gulf Coast region.

Storage assets typically have high operating margins (in the 60-65% EBITDA margin range).  In the current environment of scarce storage capacity and availability in the Gulf Coast region, the opportunity exists for the Company to grow efficiently within its fence line by taking advantage of a reduced project cost by utilizing the existing infrastructure of the facility and the inherent economies of scale.

Key investment considerations

Management’s track record and the success demonstrated since the acquisition of the facility will support BWNO obtaining additional senior debt financing for the expansion of the business.

Internal growth within the existing Westwego facility, will keep expansion costs low by utilizing existing facility infrastructure and recognizing the economies of scale.

The reconstruction of the ship dock opens up the facility for marine tankers and will facilitate further expansion options for Westwego by offering complete modal flexibility to potential customers.

Sufficient cash flow: Cash flow from existing operations including the 150,000 barrel expansion is sufficient to pay interest and principal of the debt.

The Company’s “roll-up” strategy acquiring underperforming, non-strategic, niche terminalling assets enables the Company to build a diversified asset base and mitigate business risk.  The Company’s experienced management team has access to exclusive, negotiated asset acquisitions of niche, non-core assets that offers a sustainable competitive advantage.  Moreover, management has a demonstrated track record of having added value to acquisitions by improving underperforming assets.

The Company’s management team has a proven track record of having built midstream energy businesses and exited them through sale to strategic partners with significant equity value creation. Management has a combined over 50 years of terminal experience in the Lower Mississippi/ Gulf Coast market and has worked together previously and successfully as a team. Michael Suder was instrumental in building Delta Terminals (backed by CVC Capital) and selling it to Kinder Morgan at an estimated 10x return on initial equity capital and in building LBC’s Lower Mississippi terminals business (backed by One Equity Partners, the private equity arm of JP Morgan) and selling out to Challenger Financial at an estimated 8x return on initial equity capital. Management has key customer relationships from their days at Kinder Morgan and has proven that it can secure long-term contracts with leading energy companies in short order.

The Lower Mississippi/ Gulf Coast region of the United States has a chronic shortage of terminal storage for oil, refined products, agricultural and chemical liquids. The Company’s management believes there is a significant shortage of available capacity in the Lower Mississippi/ Gulf Coast region. Demand for energy infrastructure is increasing due to decades of underinvestment and is driven by significant planned refinery expansions in the Lower Mississippi/ Gulf Coast region that account for an estimated 35% of planned refinery expansions in the US (due to problematic permitting issues, there has not been a new refinery built in the US in over 30 years).

Midstream energy infrastructure offers a relatively low-risk investment in a high margin, asset intensive business that offers steady, recurring cash flows substantially uncorrelated with commodity prices that are highly valued in the marketplace. Management believes that there is an arbitrage opportunity to acquire midstream assets at a reasonable cost of capital and garner high trading multiple valuations once improved operationally and commercially.

BULK LIQUID TERMINAL INDUSTRY

Bulk liquid terminals store a range of products including crude oil, bunker fuel, gasoline, distillate, diesel, jet fuel, chemicals, agricultural products, and bio-diesel. For example, on the refined product segment of oil, in the United States, approximately 300 million barrels of refined products, blend stock and intermediate products are stored within the refined product value chain in facilities located between refinery processing units and product tank trucks (out of an estimated 700 million total barrels of storage including crude oil and other liquid products).  Refiner storage accounts for about 40 percent of total product inventory while refined product pipelines typically containing less than 20 percent.  The remainder, accounting for approximately 100 million barrels of inventory, is stored in bulk storage terminals that provide facilities for aggregation, distribution, finished produce blending, imports offloading and pipeline staging.

The importance of bulk terminal facilities in the refined product segment supply chain has grown significantly over the past decade as the nation’s product supply patterns have become increasingly more complex. The number of operating refineries in the US has declined in the period, resulting in fewer refinery sites that produce higher volumes of more grades of finished and unfinished products. Bulk storage facilities have expanded to accommodate the growth in output from the surviving refineries, the increase in the complexity of finished product blending, and the staging flexibility required by refined product pipelines. In addition, the change in supply patterns, including the increase of Brazilian crude and the decreases in the availability of Venezuelan crude have driven the need for more storage and blending capacity. These services are essential in order to effect timely and efficient operation of the US’s fuel distribution system.

Third-party terminalling businesses are generally independent operations that support many different commercial customers including refiners, blenders, traders and marketers. Income is derived from tank leasing, operational charges associated with blending services and throughput charges for receipt and delivery options. The primary strategic drivers of the business include location and connectivity to logistics infrastructure. Capital investment in terminalling assets is generally supported by long-term (five years or more) contracts with major oil and gas, chemical and agricultural companies.

Investments resulting in incremental expansion of existing capacity through tank additions and increased utilization of existing infrastructure such as docks, pipeline origin pumps, truck racks, etc. have been the focus of the industry over the past two decades. Over the past few years, the underlying infrastructure and in some cases the real estate associated with many bulk terminals has been exhausted. As such, industry fee structures have evolved with costs for additional capacity today increasing over historical levels to recoup the total cost for real estate, new tanks and the addition of related terminal infrastructure as well.

BLACKWATER MIDSTREAM SITE AND FACILITIES

The Company’s Westwego Terminal in the Port of New Orleans is currently comprised of:

•	26.5 acres, including 5 acres of available property for a phase III expansion at a later date
•	51 Tanks - ranging in size from 4,700 to 102,000 barrels
•	Current Total Facility Capacity: 752,000 barrels
•	902,000 barrels after Phase I & II expansion.
•	Ship dock for marine tankers after Phase II expansion
•	Phase III construction adding an additional 300,000 barrels is scheduled for 2011 (not considered in this capital raise).
•	Current Leased Capacity 531,600 barrels
•	Current Capacity Available for Lease 170,750 barrels
•	49,650 barrels out of service pending Tank API Inspections
•	2009 Forecast (without expansions)
o	EBITDA $1.3 million
o	Revenue $3.6 million
o	OpEx $2.3 million

The facility expansion will be immediately accretive and has attractive attributes for BWNO:

•	Steel prices are favorable for construction of new tanks.
•	Tank construction firm is immediately available and can be completed with first two tanks by December, 2009 and third tank by April, 2010.
•	Utilization of existing product pipelines and facility infrastructure to keep project costs low.
•	Commercial demand for large tank assets remains strong. BWNO leased 200,000 barrels from January – July 2009
•	Ship dock re-construction will allow the facility to focus on long-term growth by offering complete modal flexibility to potential customers.

Financial Performance of the terminal expansions I & II

Expansion: The projected annual gross revenue growth for the 150,000 barrels is $1.5 million with an EBITDA margin of 65%, thus improving EBITDA with almost $1 million per year. The new capacity could be leased under a five-year contract term for a total gross revenue increase of $7.5 million over the contract period. At a 65% margin this translates to $4.9 million improvement of EBITDA over 5 years.

Ship dock reconstruction: The reconstruction of the ship dock, needed to accommodate marine tankers, will greatly enhance the commercial viability for the remaining 170,000 barrels of smaller tank capacities available for lease. In 2011 this translates to an extra $1.2 million in annual revenue, improving EBITDA with $734 thousand per year.

In addition, the availability of the ship dock will drive new business to Westwego and open up the economics for adding another 300,000 barrels in Phase III, now foreseen to be online for 2011.

Marketing Strategy

The available capacity at the Westwego site is marketed to specific industries and products that require value added services at a site that is well positioned geographically in their supply chain.  This year’s growth was based on the facility’s strengths, which are the size of the tanks, and the modal flexibility available at the site.  The existing marine, rail, and truck product handling capabilities will attract the following industries.

•	Vegetable Oils
•	Commodity Chemicals
•	Drilling Fluids
•	Specialty Chemicals
•	Molasses Products
•	Petroleum Products

The new capacity will be marketed in a similar fashion, with the addition of a very important new feature: the availability of a ship dock to accommodate marine tankers.

Value-added Services/ Package Filling

An existing 12,000 square foot building will allow the Company to incorporate drum and package filling services into the marketing plan for the site.  The BWMS management team has considerable experience in growing this segment of the third party independent terminal business.  The ability to offer additional value added services, such as package filling, can attract a wider array of customers who require a turn-key facility that offers a complete logistics solution.

The Company has entered into a consulting agreement with Martyn Lucas to execute the commercial strategy of developing a drum and package filling business at the newly acquired site. Mr. Lucas is the former Vice President of Delta Petroleum Company in New Orleans, Louisiana, one of the largest independent chemical and petroleum toll processors and drum fillers in the United States.  For 62 years, Delta Petroleum has provided blending, filling, packaging, drumming, warehousing, distribution and logistical services to a roster of blue-chip clients.  During his 28 years with Delta Petroleum, Mr. Lucas was responsible for all sales and marketing activities, as well as General Manager for this multi site production company, reporting directly to the President and CEO.

During Mr. Lucas’ tenure, the company constructed petroleum and chemical blending/packaging complex in Denver, Colorado and a state of the art chemical filling operation in Deer Park, Texas, achieving solid revenue, market and EBITDA profit contributions.  In addition, in 1999 Delta Petroleum successfully acquired two leading petroleum and chemical packaging companies, located in Chicago, IL. and Toronto, Canada. Prior to Delta Petroleum, Mr. Lucas worked for 10 years at British Petroleum, in London, England.  Mr. Lucas holds a BSc degree in Mechanical Engineering.

Market comparables

Red Chip company, an international, small-cap research and financial public relations firm with offices in Orlando, Florida, Quingdao and Paris, has been engaged by the Company to provide investor awareness services. Red Chip has recently issued a research paper showing the following market comparables:

MANAGEMENT TRACK RECORD

The Company’s management team has extensive experience in terminalling in the South Louisiana/ Gulf Coast region and a proven track record of having created substantial shareholder value in building midstream businesses under the auspices of leading private equity investors:

•	The Company’s management team has collectively over 50 years’ experience developing, building and expanding Independent Liquid Terminal facilities.

•
Management has consistently demonstrated the ability while with Delta Terminal Services, Kinder Morgan, LBC, and Canal Barge to acquire underperforming assets, improve the acquired facility operations, and greatly increase the financial performance of the assets (e.g. terminal locations at Harvey, LA; Cincinnati, OH; Baton Rouge, LA; Staten Island, NY; Chicago, IL).

•
Management has a proven track record of building midstream businesses, creating substantial shareholder value with major private equity investor backing (CVC and One Equity Partners) and consummating lucrative exits through sales to strategic buyers.

•
Management has extensive relationships with major customers (e. g. petroleum refiners and chemical manufacturers) and a proven track record of securing long term contracts for terminal and ancillary services.

•	Management has proven to be able to increase the performance of the newly acquired Westwego facility per Dec 24th 2008 above and beyond forecasted projections.

FINANCIALS AND EXIT STRATEGY

Midstream energy infrastructure companies such as BWMS are characterized by small initial capital expenditures that can be largely debt financed with long-term contracts from key, credit worthy customers in place. Once constructed, storage assets have high operating margins (in the 65-70% EBITDA margin range) as the facilities are largely automated, requiring little in the way of labor and variable costs. In the current environment of scarce storage capacity and availability in the Gulf Coast region, there is the opportunity for substantial operating leverage through pricing power for the incremental barrel of storage, higher margin niche products and ancillary, value-added service fees.

Midstream energy infrastructure assets are characterized by steady cash flows largely independent of the prices of the underlying commodities. The Company anticipates obtaining debt that is available to energy infrastructure companies even in the current credit environment to acquire other facilities in addition to Westwego.

As there is a dearth of small to mid-cap midstream energy infrastructure companies, the Company intends to pursue an active acquisition strategy. Smaller facilities that may not be of sufficient scale to be of interest to companies such as Kinder Morgan (with a market capitalization in the tens of billions of dollars), may have a meaningful impact on the operations and valuation of the Company. Management is currently in preliminary discussions with several such potential acquisition targets. However, no assurances can be made at this time that the Company will be successful in consummating acquisitions at attractive valuations that are accretive to shareholder value.

Historically, large midstream energy infrastructure companies such as Kinder Morgan, Mid-America (a subsidiary of Berkshire Hathaway) have grown in roughly equal proportions via internal growth and active acquisition programs. Management believes that once the Company achieves a size and scale as set in its operating plan, it will be an attractive acquisition target to a strategic buyer.  In the interim, management believes as a small-cap pure play in the midstream energy infrastructure sector, the Company will command a premium valuation.

Financial projections

The following is an account of the projected revenues, operating expenses, and earnings of the proposed expansions of phase I, II and III, including three foreseen acquisitions.1

Assumptions underlying financials for Westwego

Consistent with the roll-up strategy, the projections include the acquisition of one 500,000 bbl facility per year, starting mid 2010. The financials of the initial Westwego terminal have been extrapolated.

In 2010, the phase III construction of 300,000 barrels has been forecasted. This expansion adds to the revenue stream of 2011 and 2012.

The capital cost of acquisitions, phase III and the corporate overhead has not been included in the above projections.

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1 The cost of capital and the corporate overhead are not taken into account in these projections.

Tank utilization projection

	Leased Capacity	Available Capacity	Out of Service Capacity	Total Capacity	Utilization
2009 (YTD August)	531,600	170,750	49,650	752,000	71.00%
2009 (projected Year End)	631,600	170,750	49,650	852,000	74.00%
2010 (budget)	766,600	85,750	49,650	902,000	85.00%
2011 (projected)	1,152,350	0	49,650	1,202,000	96.00%
2012 (projected)	1,152,350	0	49,650	1,202,000	96.00%

Expansion financing

We are in negotiations with our senior lender for additional senior debt financing.  The proposed terms from our lender are based on 50% of additional senior debt along with 50% of capital raised by Falcon Capital pursuant to the September 2009 Offering.

Competition

In the New Orleans/Baton Rouge Petroleum Refining Corridor and Chemical Manufacturing Complex, the direct competition to the BWNO site is International Matex Marine Terminals (IMTT) with three facilities located in St. Rose, Gretna, and Avondale, LA.   IMTT has a total capacity of 14.1 million barrels on the Mississippi River with the majority of 11.4 million barrels at the St. Rose, LA site.  The St. Rose facility has access to the Louisiana Offshore Oil Production (LOOP) pipeline.  In recent years, IMTT has placed an emphasis on Chemical storage growth with the development of a new off-site expansion project at BASF Chemicals’ Geismar, LA production site.

Kinder Morgan also has three facilities located in Harvey, Westwego, and St. Gabriel, LA, with a total system capacity of approximately 4.5 million barrels.  Kinder Morgan has historically attracted only third party Chemical storage business.

LBC has one facility in the New Orleans/Baton Rouge market with a total capacity of 2.4 million barrels.  They are currently expanding their petroleum system for their existing customers by approximately 1 million barrels.

Stolt Terminal has a presence on the Mississippi down river from New Orleans in St. Bernard Parish.  The Stolt facility is approximately 2 million barrels and specializes exclusively in Chemical storage and handling as a means of servicing the Parcel Tanker fleet of their corporate parent.

Key Management and Directors

The Company’s current executive officers are as follows:

Michael Suder – Chief Executive Officer

Mr. Suder is the former president/COO of Delta Terminal Services, Harvey, Louisiana.   Part of the investment group with Citicorp Venture Capital that purchased the terminal in January 1995 for $20 million. He was responsible for growing the facility from 1.5 million barrels to over 3 million barrels.   During his time, the company built over 100 new tanks and new drumming warehouses.  EBITDA grew from $4.5 million to $17 million. The business was sold to Kinder Morgan Energy Partners in December 2000 for estimated 1000% return. After selling Delta Terminal Services, Mr. Suder became the general manager of Kinder Morgan’s lower Mississippi River region.   He was responsible for all aspects of the liquid terminals in the region.   He held that position from 2001 until 2005. From September 2005 to June 2007, Mr. Suder was the director of new business development for LBC Tank Terminals.   He oversaw the growth at their Baton Rouge facility where capacity increased by over 1 million barrels.   A One Equity Partners portfolio company, the business was sold to Challenger Financial Services in June of 2007 for 585 million Euros. Mr. Suder holds a B.A. degree from George Washington University in Washington, D.C.

Dale T. Chatagnier – Chief Operating Officer

Mr. Chatagnier’s duties include responsibility for all operational, engineering, and construction aspects of the Company's greenfield sites and acquisitions. Prior to joining the Company, Mr. Chatagnier was a consultant for North American Terminal Services, serving as vice president of engineering and operations. He previously served as Director of Operations and Engineering for Kinder Morgan Liquid Terminal's 3-million barrel chemical storage facility in New Orleans, LA.  Prior to Kinder Morgan, Mr. Chatagnier worked as VP of Facility Development and Engineering with Westway Terminal Co.   Mr. Chatagnier holds a Bachelor of Science degree in Mechanical Engineering from the Louisiana State University in Baton Rouge, Louisiana.

Frank Marrocco – Chief Commercial Officer

Mr. Marrocco joins the Company’s team as the Chief Commercial Officer in charge of business development. He brings over twenty years of senior management experience in the Liquids Terminal Industry. He most recently held the role of Regional Vice President for Kinder Morgan’s Northeast Terminals managing over 15 million barrels of Petroleum and Chemical capacity in the New York/New Jersey Harbor and Philadelphia market.    While there, Mr. Marrocco oversaw the expansion of over 5.5 million barrels of clean petroleum product capacity including the Kinder Morgan acquisition of Exxon Mobil's Staten Island Terminal in 2005.

Mr. Marrocco also gained extensive experience in the New Orleans market while he served as the Vice President-General Manager of Delta Terminal Services in Harvey, LA. At Delta Terminal Services, he led the commercial efforts which allowed the expansion of the facility’s capacity by over 1 million barrels by adding numerous Fortune 500 Chemical Companies to Delta Terminal’s portfolio of customers.   Mr. Marrocco holds a B.S. degree in Business Management from Thomas Edison State College in Trenton, NJ.

Herb Whitney – Member of the Board

Mr. Whitney has over 40 years senior midstream experience. He spent forty years at CITGO Petroleum in positions of increasing general management responsibility. He is the former President of CITGO Pipeline Company, Chairman of the Board of Colonial Pipeline Company, and throughout his career was General Manager of five CITGO divisions: Marine Transportation and Logistics; Supply Planning and Administration; Product Supply, Distribution, Trading, and Commercial/Aviation Sales; Operations and Crude Oil Supply; and International Feedstocks and Logistics. Mr. Whitney holds a B.S. in Civil Engineering from Kansas State University.

Mathijs van Houweninge – Member of the Board

Mr. van Houweninge is a Managing Partner of Falcon Capital. He started his own software company while attending university in Utrecht, The Netherlands. The company specialized in consultancy and software development for the Financial Industry. While building his company, Mr. van Houweninge held several management positions within the industry, and in 2000 sold his company to a major software firm. Since then, he has been active in evaluating business proposals of start-ups and early growth firms. Mr. Van Houweninge sits on the boards of several listed and non-listed US and EU companies. He is also a licensed commercial pilot.

Chris Wilson – Member of the Board

Mr. Wilson has been a director of the Company since May 5, 2008, and he served as our, Chief Financial Officer, Secretary and President from May 5, 2008 through August 18, 2008.  Mr. Wilson serves on the Audit Committee of the Company.  He is currently a partner in the law firm of Wilson, Haglund & Paulsen, P.C., a general corporate and securities practice firm he founded in 2003, which is located in Irvine, California. Prior to that time, since 2001, Mr. Wilson was general counsel for Stagecoach Properties Co. LLC., a real estate development firm in Newport Beach, California. From 1999 to 2001, Mr. Wilson was a partner in the Orange County corporate department of the law firm of Pillsbury Winthrop LLP, located in Costa Mesa, California. From August 1991 to 1999 Mr. Wilson was a founding partner in the securities boutique firm of Jeffers, Wilson, Shaff & Falk LLP. From 1987 to 1991 Mr. Wilson was an associate attorney at the law firm of O'Melveny & Myers in its Los Angeles Capital Markets Group. Mr. Wilson obtained his B.A. degree in International Relations with minors in French and economics from Brigham Young University in 1985. Mr. Wilson obtained his Juris Doctorate degree magna cum laude and Order of the Coif from Brigham Young University in 1987, where he was also the executive editor of the BYU Law Review.

Use of proceeds

The gross proceeds raised through the September 2009 Offering are estimated to be $2,250,000, equal to 50% of the total project cost of $4,500,000 for the additional storage tanks and ship dock construction. We have received a positive indication from our lender that they will issue additional senior debt for the $2,250,000 project cost balance.  We intend to use the total proceeds as follows:

Application of Net Proceeds	Target Offering of $2.25 Million	Percentage of Net Proceeds2
Tank Construction	$1,750,000	39%

Marine Dock Construction	$2,500,000	39%

Fees & costs of capital raise	250,000	6%

	$4,500,000	100.0%

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2 This information was inadvertently left out of the previous October 21, 2009 8K filing.

Capitalization Information

The following table demonstrates the capitalization of the Company on a fully diluted basis:

	Current outstanding

Current shareholders	45,197,742	82.0%

Officers-direct ownership	82,988	0.1%

Officers/Employee options3	6,154,314	11.2%

Directors-direct ownership	826,845	1.5%

Director options4	2,843,528	5.2%

Totals	55,105,417	100.0%

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 200,000,000 shares of common stock, $.001 par value, of which, on a pro forma basis as of the date of this memorandum, 55,105,417 shares will be issued and outstanding.

Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Articles of Incorporation, and certain mergers and reorganizations), in which cases Nevada law and our Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Stock Incentive Plan

The Board of Directors has adopted an employee stock incentive plan allowing the Company to grant options and shares to employees, directors, consultants and independent contractors.

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3 Various restrictive shares granted to officers of the Company, as per the Company’s Employee Incentive Plan, issued at the current fair market price on the dates of the grants and subject to various vesting restrictions.

4 Options granted (but not yet issued) to Directors of Company, as per the Company’s Employee Incentive Plan, fully vested with an exercise price of $0.17 per share.

Dividends

The Company does not anticipate the payment of cash dividends on its common stock in the foreseeable future.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
10.1	September 2009 Subscription Agreement5

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 5 Incorporated herein by reference to the Current Report on Form 8-K filed with the Commission on October 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2009

BLACKWATER MIDSTREAM CORP. a Nevada corporation

By:	/s/ Donald St. Pierre
Donald St. Pierre
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	September 2009 Subscription Agreement6

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6 Incorporated herein by reference to the Current Report on Form 8-K filed with the Commission on October 21, 2009.